UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2011

ENTEROLOGICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-164956 (Commission File Number)	80-0504940 (IRS Employer Identification No.)

1264 University Avenue West, Suite 404
St. Paul, Minnesota 55104
(Address of Principal Executive Offices, Zip Code)

(516) 303-8181
(Registrant's Telephone Number, Including Area Code)

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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2011, Enterologics, Inc., a Nevada corporation (“Enterologics”), and New York Health Care, Inc., a New York corporation (the “Seller”), entered into a stock purchase agreement (the “Purchase Agreement”) pursuant to which the Seller agreed to sell all of its shares of BioBalance Corp., a Delaware corporation and a wholly-owned subsidiary of the Seller (the “Company”), to Enterologics for a purchase price consisting of (i) $300,000 in cash, (ii) the assumption by Enterologics of up to $25,000 of liabilities of the Company and/or BioBalance LLC, a Delaware limited liability company (the “LLC”), as designated by the Company, (iii) either $100,000 in cash or the number of shares of common stock of Enterologics with an aggregate market value (calculated in accordance with the terms of the Purchase Agreement) of $150,000 (“Consideration Shares”), provided that the number of Consideration Shares shall not be less than 300,000 shares, as determined by Enterologics, and (iv) a three-year promissory note issued by Enterologics to the Seller in the original principal amount of $100,000 (the “Note”).

The Note bears interest at the rate of 5% per annum, payable semi-annually, with the principal amount payable in three equal annual installments of $33,333.33 commencing on the first anniversary of the date of issuance. If there is an event of default (as defined in the Note), interest will accrue at 10%. Enterologics has the right to prepay the Note, in whole or in part, at any time without premium or penalty.

Under the Purchase Agreement neither the Seller, the Company or the LLC shall solicit other offers for the stock or assets of the Company or the LLC prior to the closing or the earlier termination of the Purchase Agreement.

The Purchase Agreement may be terminated prior to closing by (i) mutual written consent of the parties thereto; (ii) either party if the other party has breached the Purchase Agreement in any respect and such breach is not cured within ten days after written notice thereof; (iii) either party if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated thereby; (iv) the Seller if the shareholders of the Seller do not approve the transaction contemplated by the Purchase Agreement by September 30. 2011; or (v) either  party if the closing has not occurred on or before September 30. 2011 or such later date as the parties shall mutually agree.

The Purchase Agreement provides for mutual indemnification for breach of representations and warranties and failure to perform. However, the Seller has no liability for breach of representations and warranties unless and until the aggregate of such liabilities exceeds $25,000 and shall have no liability for indemnification in excess of $300,000.

Prior to, and as a condition to closing, the Company will purchase from Yitz Grossman his 33 1/3% membership interest in the LLC pursuant to a membership interest purchase agreement (the “Membership Purchase Agreement”) in consideration for the indemnification of Mr. Grossman for up to $75,000 in legal fees incurred by him as a result of his prior activities on behalf of the Company and not otherwise reimbursed out of insurance proceeds or otherwise.  Mr. Grossman is the husband of Lisa Grossman, Enterologic’s Secretary and significant shareholder.

Consummation of the transactions contemplated by the Purchase Agreement are also subject to, among other things, approval by the Seller’s shareholders.  A meeting of the shareholders of the Seller is scheduled for July 15, 2011 and it is expected that said shareholders will approve the transactions contemplated by the Purchase Agreement.

One can obtain a copy of the proxy statement of the Seller sent to all its shareholders, which includes a fairness opinion of BioBalance as well as financial statements of the Seller, by contacting the Secretary of Enterologics at 516-303-8181 or beth@enterologics.com.

For all the terms and conditions of the Purchase Agreement, the Note and the Membership Purchase Agreement reference is hereby made to such Purchase Agreement, Note and Membership Purchase Agreement annexed hereto as Exhibits 10.11, 10.12 and 10.13, respectively.  All statements made herein concerning the foregoing Exhibits are qualified by reference to said Exhibits.

Section 8 – Other Events
Item 8.01 Other Events

The  disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 8.01.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.11 Stock Purchase Agreement, dated June 20, 2011, between Enterologics, Inc. and New York Health Care, Inc.

Exhibit 10.12 Form of Promissory Note

Exhibit 10.13 Form of Membership Interest Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROLOGICS, INC.

By:       /S/ Robert Hoerr
Name:  Robert Hoerr
Title:    President

Date:  June 22, 2011